Exhibit 10.3

GUARANTY

This GUARANTY (this “Guaranty”) is made as of September 18, 2020, by ARAM FUCHS, an individual (the “Guarantor”), in favor of NTN BUZZTIME, INC., a Delaware corporation (the “Company”). The Company is a party to this Guaranty for the purpose of acknowledging its terms.

RECITALS

A. Reference is made to that certain Asset Purchase Agreement, dated of even date herewith (the “Purchase Agreement”) by and between eGames.com Holdings LLC, a Nevada limited liability company (“Purchaser”), and the Company. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Purchase Agreement.

B. On the terms and subject to the conditions set forth in the Purchase Agreement, the Company will sell, and Purchaser shall purchase, substantially all of the assets, rights and interests of the Company relating to the Business, upon the terms and subject to the conditions therein provided (the “Asset Sale”).

C. As a condition to entering into the Purchase Agreement, the Company requires, among other things, the execution and delivery by the Guarantor of this Guaranty.

D. As consideration therefor and in order to induce the Company to complete the transactions contemplated by the Purchase Agreement, the Guarantor is willing to execute and deliver this Guaranty.

AGREEMENT

The parties hereby agree as follows:

1. Guaranty. On the terms and subject to the conditions of this Guaranty, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company the full and prompt payment when due of any and all amounts, from time to time, payable by Purchaser under the Purchase Agreement (collectively the “Guaranteed Obligations”). This Guaranty is an absolute, unconditional, present and continuing guaranty of payment of the Guaranteed Obligations and not of collectibility and is in no way conditioned upon any attempt by the Company to collect from the Purchaser or any other action, occurrence or circumstance whatsoever. Guarantor acknowledges that this Guaranty was entered into in connection with and as a condition to Company entering into the Purchase Agreement and that Guarantor has received full and adequate consideration for entering into this Guaranty.

2. Absolute Obligation. The Guarantor agrees that the Guaranteed Obligations may be extended or renewed, without notice to or assent by the Guarantor, and that the Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations. The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

2.1 any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

2.2 any change in the corporate existence, structure or ownership of Purchaser, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Purchaser, the Guarantor or any of their respective assets;

2.3 the existence of any claim, defense, set-off or other rights or remedies which the Guarantor at any time may have against the Purchaser, or any other person or entity, whether in connection with this Guaranty or the Purchase Agreement, the transactions contemplated hereby or thereby or any other transaction;

2.4 any invalidity or unenforceability for any reason of this Guaranty or the Purchase Agreement, or any provision of Law purporting to prohibit the payment or performance by Purchaser or the Guarantor; or

2.5 any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate and of acceleration, notice of dishonor or nonpayment and any requirement that the Company institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Company protect, secure, perfect or insure any lien or security interest against any property subject thereto or exhaust any right or take any action against the Purchaser or any other person or entity or any collateral (it being the intention of the Company that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Company, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust its rights and remedies against Purchaser or any other person or entity, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof.

4. Miscellaneous.

4.1 Notices. All notices and other communications given or made pursuant to this Guaranty shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile, with confirmation of transmission, if sent on before 6 p.m. local time on a Business Day of the recipient, and if not before such time, then on the next Business Day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage pre-paid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to be sent to the Company hereunder shall be sent to the appropriate address set forth in Section 10.8 of the Purchase Agreement. All communications to be sent to the Guarantor hereunder shall be sent to the address set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.1.

Aram Fuchs

71 Ardsley Avenue West

Irvington, NY 10533

E-mail: aram@egames.com

with a copy to (which shall not constitute notice):

Gutiérrez Bergman Boulris, PLLC

901 Ponce De Leon Blvd., Suite 303

Coral Gables, FL 33134

E-Mail: dale.bergman@gbbpl.com

Attn: Dale S. Bergman, Esq.

4.2 Entire Agreement; Amendment. This Guaranty contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. Any provision of this Guaranty may be amended if, and only if, such amendment is in writing and signed by the parties hereto.

4.3 No Assignment; Parties in Interest. No party hereto may assign any of its rights or obligations under this Guaranty without the prior written consent of the other parties hereto. This Guaranty will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Guaranty, express or implied, is intended to confer upon any person other than the parties hereto or their successors or permitted assigns, any rights or remedies under or by reason of this Guaranty.

4.4 Governing Law; Jurisdiction. This Guaranty shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule. In any action or proceeding between any of the parties arising out of or relating to this Guaranty, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts sitting in the City of New York; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (a); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) irrevocably and unconditionally waives the right to trial by jury.

4.5 Prevailing Party Attorney’s Fees. In the event of a dispute arising out of or relating to this Guaranty, the prevailing party shall be entitled to receive reasonable costs and expenses, including, but not limited to, attorneys’ and experts’ fees and expenses.

4.6 Counterparts; Facsimile Signature. This Guaranty may be signed in counterparts, each of which shall be considered an original and together they shall constitute one agreement. Any photocopy, emailed copy or fax copy of this Guaranty bearing one or more signatures shall be valid, binding and admissible as if an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty as of the day and year first above written.

“GUARANTOR”:

/s/ Aram Fuchs
Aram Fuchs

“COMPANY”:

By:	/s/ Sandra Gurrola
Name:	Sandra Gurrola
Title:	Sr. Vice President of Finance

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